UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2021

SKILLZ INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39243 (Commission File Number)	46-2682707 (IRS Employer Identification No.)

PO Box 445

San Francisco, California 94104

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 762-0511

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SKLZ	NYSE

Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	SKLZ.WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2021, the board of directors (the "Board") of Skillz Inc. (the “Company”) elected Jerry Bruckheimer to the Board for a term expiring at the 2021 annual meeting of stockholders of the Company. In connection with the election of Mr. Bruckheimer, the Board also approved the expansion of the size of the Board to six directors.

In connection with his appointment to the Board and pursuant to the Company’s director compensation program, the Board approved the payment to Mr. Bruckheimer of a $40,000 annual non-employee director cash retainer, prorated based on the effective date of his appointment, a grant of 8,284 annual restricted stock units for 2021 (“RSUs”), which vests after one year, and a grant of 19,256 initial RSUs, which vests in substantially equal annual installments over each of the first four years following the date of grant, in each case, subject to continued service on the Board. 4,417 of the initial RSUs are contingent on receipt of stockholder approval at the 2021 annual meeting of stockholders of a waiver with respect to the initial RSUs of the non-employee director compensation limit included in the Company’s equity plan. To the extent that the waiver is not approved by the stockholders, the 14,839 initial RSUs that are not contingent will vest in substantially equal annual installments over each of the first three years following the date of grant, subject to continued service on the Board.

There are no arrangements or understandings between Mr. Bruckheimer and any other persons pursuant to which he was elected as a director of the Company. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Bruckheimer and the Company that would be required to be reported.

On February 23, 2021, the Board approved a revised form of indemnification agreement (the “Indemnification Agreement”) to be entered into between the Company and its current and future directors and executive officers. The Company will execute new Indemnification Agreements with each of its directors and executive officers, which will supersede the previous indemnification agreements between such parties. Each Indemnification Agreement provides for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from the service of such directors and executive officers to the Company, or, at the Company’s request, service to other entities, as directors or executive officers to the maximum extent permitted by applicable law. The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Indemnification Agreement, a form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

A copy of the press release announcing the election of Mr. Bruckheimer is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Indemnification Agreement
99.1	Press Release, dated February 24, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLZ INC.

By:	/s/ Charlotte Edelman
Name: Charlotte Edelman
Title: VP of Legal

Date: February 25, 2021